UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2020

Cerus Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Concord Avenue, Suite 600 Concord, California	94520
(Address of principal executive offices)	(Zip Code)

(925) 288-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CERS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 28, 2020, Cerus Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BTIG, LLC (the “Underwriter”), relating to the issuance and sale of 16,866,667 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including 2,200,000 shares to be issued pursuant to the exercise of an option to purchase additional shares of Common Stock granted to the Underwriter. The Underwriter has agreed to purchase the shares of common stock pursuant to the Underwriting Agreement at a price of $3.75 per share. The gross proceeds to the Company from this offering are expected to be approximately $63.3 million, before deducting estimated offering expenses payable by the Company. The offering is expected to close on or about January 31, 2020, subject to customary closing conditions. On January 29, 2020, the Underwriter informed the Company that it will be exercising its option in full.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-219727) previously filed with the Securities and Exchange Commission and a prospectus supplement dated January 28, 2020. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete statement of the rights and obligations of the parties under the Underwriting Agreement and the transactions contemplated thereby, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 hereto. A copy of the legal opinion and consent of Cooley LLP relating to the legality of the issuance and sale of the shares of Common Stock in the offering is filed as Exhibit 5.1 hereto.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements. Any such statements that are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation, statements relating to Cerus’ public offering, the expected proceeds therefrom and the closing of the offering. These forward-looking statements are based upon Cerus’ current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks related to market conditions and the satisfaction of customary closing conditions related to the public offering, risks associated with the uncertain research and product development process, and other risks detailed in Cerus’ filings with the SEC, including in Cerus’ quarterly report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on October 30, 2019 and in the prospectus supplement related to the public offering filed with the SEC on January 28, 2020. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Cerus does not undertake any obligation to update any forward-looking statements as a result of new information, future events, changed assumptions or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: January 30, 2020	By:	/s/ Kevin D. Green
Kevin D. Green
Vice President, Finance and Chief Financial Officer